For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Results for Second Quarter 2017

and Announces Quarterly Dividend

July 25, 2017, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the second quarter of 2017 of  $5.8 million, or $0.31 per diluted share, compared to $5.4 million, or $0.28 per diluted share, for the second quarter of 2016. Net income for the six months ended June 30, 2017 totaled $11.1 million, or $0.59 per diluted share, compared to $7.3 million, or $0.38 per diluted share, for the six months ended June 30, 2016.  The increase was attributable to stronger revenues and improved efficiency.

Southwest announced that its board of directors has approved a quarterly cash dividend of $0.08 per share payable August 18, 2017 to shareholders of record as of August 4, 2017.

Mark Funke, President and CEO, stated, “We are pleased with the improvement in the second quarter’s earnings. Our good loan growth boosted revenues while expenses remained flat.”

Highlights to take from this quarter:

•	Total loans grew $35.2 million to $1.97 billion from first quarter of 2017 and $150.3 million, or 8%, compared to the second quarter of 2016.
•	The quarterly net interest margin was 3.53% at June 30, 2017, compared to 3.43% at March 31, 2017 and 3.48% at June 30, 2016.
•

Pre-tax, pre-provision income was $10.8 million in the second quarter, an increase of 15% from  $9.4 million in the first quarter of 2017 and an increase of 34% from $8.0 million in the second quarter of 2016.

•	The efficiency ratio for the second quarter of 2017 was 57.77%, compared to 63.30% for the first quarter of 2017 and 65.70% for the second quarter of 2016.

 “Diluted earnings per share of $0.31 was up 11% from the same quarter a year ago. We  will continue to focus our company on producing consistent, conservative, and sustainable earnings through the expansion of our revenue base while prudently managing risk and expenses.”

See Table 3 for details on pre-tax, pre-provision income, which is a non-GAAP measure.

Pending Merger Update

Southwest previously announced a definitive agreement and plan of merger with and into Simmons First National Corporation (NASDAQ-GS: SFNC). The merger application for this transaction was filed on July 14, 2017.   Conversion and integration plans are in process. Subject to regulatory approval and the satisfaction of other closing conditions, Southwest anticipates a closing date as early as October 2017 or as late as January 2018.

Financial Overview

Condition:    As of June 30, 2017, total assets were $2.6 billion, an increase of $50.3 million, when compared to March 31, 2017. As of June 30, 2017, total loans were $1.97 billion, an increase of $35.2 million from the prior quarter end. As of June 30, 2017,  investment securities were $434.4 million, an increase of $1.4 million from the prior quarter end. Cash and cash equivalents at June 30, 2017 were $79.8 million,  an increase of $14.7 million from March 31, 2017.

At June 30, 2017, the allowance for loan losses was $27.3 million, a decrease of  $0.2 million when compared to March 31,  2017 and an increase of  $0.4 million when compared to June 30, 2016.  The allowance for loan losses to portfolio loans was 1.39%  as of June 30, 2017,  down from 1.43% as of March 31, 2017,  and from 1.48% as of June 30,  2016.  The allowance for loan losses to nonperforming loans was 118.46%  as of June 30, 2017, compared to 166.01% as of March 31,  2017 and 120.39% as of June 30,  2016. The total allowance for loan losses combined with the purchase discount on acquired loans represents 1.53% of gross loans as of June 30, 2017, compared to 1.63% as of March 31,  2017.

Nonperforming loans were  $23.1  million at June 30, 2017, an increase of $6.5 million from March 31,  2017, and an increase of $0.7 million from June 30,  2016. There was no other real estate at June 30, 2017, compared to other real estate of $0.4 million at March 31,  2017 and $2.1 million at June 30,  2016.  Nonperforming assets were $23.1 million, or 1.17% of portfolio loans and other real estate, as of June 30, 2017, compared to $16.9 million, or 0.88% of portfolio loans and other real estate, as of March 31,  2017, and $24.4 million, or 1.35% of portfolio loans and other real estate, as of June 30,  2016.

As of June 30, 2017, total deposits were $2.0 billion, an increase of $36.6 million,  when compared to March 31,  2017. Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 78% and 79% of total funding as of June 30, 2017 and March 31,  2017, respectively.  Wholesale funding, including Federal Home Loan Bank borrowings, federal funds purchased, and brokered deposits, accounted for 22%  of total funding at June 30, 2017 and 21% of total funding at March 31,  2017.  See Table 7  for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of June 30, 2017 exceeded the criteria for regulatory classification as “well-capitalized.” Southwest’s total regulatory capital was $354.7 million, for a total risk-based capital ratio of 15.48%, Common Equity Tier 1 capital was $280.9 million, for a Common Equity Tier 1 ratio of 12.26%, and Tier 1 capital was $325.9 million, for a Tier 1 risk-based capital ratio of 14.23%. Bank SNB had total regulatory capital of $341.0 million, for a total risk-based capital ratio of 14.91% and Common Equity Tier 1 and Tier 1 capital of $312.3 million, for a Common Equity Tier 1 and Tier 1 risk-based capital ratio of 13.66%. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Second Quarter Results:

Summary:  For the second quarter of 2017, net income was $5.8 million, compared to $5.3 million for the first quarter of 2017 and $5.4 million for the second quarter of 2016.  Pre-tax, pre-provision income for the second quarter of 2017 was $10.8 million, compared to $9.4 million for the first quarter of 2017 and $8.0 million for the second quarter of 2016.

The $0.5 million increase in  net income compared to the first quarter of 2017 includes a $1.2 million increase in net interest income and a $0.1 million decrease in noninterest expense,  offset in part by a $0.4 million decrease in noninterest income, and a $0.5 million increase in income taxes.

The  $0.4 million increase in net income compared to the second quarter of 2016 was due to a $1.7 million increase in net interest income, a $0.7 million increase in noninterest income,  and a $0.1 million decrease in noninterest expense, offset in part by a  $1.7 million increase in the provision for loan losses and a $0.3 million increase in income taxes.

Net Interest Income:    Net interest income totaled $21.4 million for the second quarter of 2017, compared to $20.2 million for the first quarter of 2017 and $19.7 million for the second quarter of 2016. Net interest margin was 3.53% for the second quarter of 2017, compared to 3.43% for the first quarter of 2017 and 3.48% for the second quarter of 2016. Included in interest income for the second quarter of 2017, the first quarter of 2017, and the second quarter of 2016 was $0.4 million, $0.3 million, and $0.2 million of accelerated discount accretion, respectively. The net effects of these adjustments on the net interest margins  were  a 7 basis point, a 5 basis point, and a 3 basis point increase, respectively, for each quarter. Average loans (including loans held for sale) for the second quarter of 2017 increased $41.6 million when compared to March 31,  2017, and $141.1 million when compared to June 30,  2016. Loan growth combined with the March 2017 interest rate increase provided growth in interest income during the second quarter of 2017.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period. The provision for loan losses was $1.7 million for the second quarter of 2017, compared to a provision of $1.8 million for the first quarter of 2017, and a  provision of $10,000 for the second quarter of 2016.  The second quarter 2017 provision was driven primarily by loan growth and an increase in reserves on a few classified loans.  During the second quarter of 2017,  net charge-offs totaled $1.9 million, or 0.40% (annualized) of average portfolio loans, compared to net charge-offs of $1.8 million, or 0.38% (annualized) of average portfolio loans, for the first quarter of 2017 and net charge-offs of $0.3 million, or 0.07% (annualized) of average portfolio loans, for the second quarter of 2016.

Noninterest Income:  Noninterest income totaled $4.5 million for the second quarter of 2017, compared to $4.9 million for the first quarter of 2017 and $3.9 million for the second quarter of 2016.

The $0.4 million decrease from the first quarter of 2017 is primarily the result of a  $0.4 million decrease in the gain on sale/call of investment securities.

The $0.7 million increase from the second quarter of 2016 is the result of a  $0.2 million increase in service charges and fees and a $0.6 million increase in other noninterest income, which includes income on bank owned life insurance and customer risk management interest rate swap income, offset in part by a $0.2 million decrease in the gain on sale/call of investment securities.

Noninterest Expense:    Noninterest expense totaled $15.2 million for the second quarter of 2017, compared to $15.3 million for both the first quarter of 2017 and the second quarter of 2016.

The $0.1 million decrease  in noninterest expense from the first quarter of 2017 was primarily due to a $0.2 million decrease in salaries and employee benefits and a $0.4 million decrease in general and administrative expenses, offset in part by a  $0.4 million increase in the provision for unfunded loan commitments.

The $0.1 million decrease in noninterest expense from the second quarter of 2016 was primarily due to a $0.4 million decrease in occupancy, offset in part by a  $0.3 million increase in the provision for unfunded loan commitments.

Income Tax:  Income tax expense totaled  $3.2 million for the second quarter of 2017, compared to  $2.7 million for the first quarter of 2017 and $2.9 million for the second quarter of 2016.  The income tax expense fluctuates in relation to pre-tax income levels. The second quarter of 2017 effective tax rate was 35.41%, compared to 33.71% for the first quarter of 2017 and 34.70% for the second quarter of 2016. The increase in the effective tax rate from the first quarter of 2017 includes a reduction in the tax benefit of vested stock awards.

Year-to-Date Results:

Summary:  Net income was $11.1 million for the six months ended June 30, 2017, compared to $7.3 million for the six months ended June 30, 2016.  The $3.8 million increase in net income from 2016 is the result of a $2.0 million increase in net interest income, a $2.1 million increase in noninterest income,  a $0.9 million decrease in the provision for loan losses, and a $0.8 million decrease in noninterest expense, offset in part by a $2.0 million increase in income taxes.

Net Interest Income:    Net interest income totaled $41.5 million for the first six months of 2017, compared to $39.5 million for the first six months of 2016,  an increase of $2.0 million.  Year-to-date net interest margin was 3.48% for the first six months of 2017 and 3.51% for the first six months of 2016.  Included in interest income for the first six months of 2017 and the first six months of 2016 was $0.7 million and $0.5 million of accelerated discount accretion, respectively. The net effect on the net interest margin was a  6 basis point and a 4 basis point increase, respectively, for each six-month period.  For the first six months of 2017, net interest margin was also reduced by an increase in the cost of deposits and other borrowings. Average loans (including loans held for sale) as of June 30, 2017 increased $125.7 million when compared to June 30, 2016. Loan growth combined with the recent interest rate increases provided growth in our loan interest income.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount of expense that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period. The provision for loan losses was $3.5 million for the first six months of 2017, compared to a provision of $4.4 million for the first six months of 2016.  The provision for loans losses for the first six months of 2017 was driven primarily by loan growth and an increase in reserves on a few classified loans. Net charge-offs totaled $3.7 million, or 0.39% (annualized) of average portfolio loans year-to-date as of June 30, 2017, compared to net charge-offs of $3.6 million, or 0.41% (annualized) of average portfolio loans for the same period in 2016.

Noninterest Income:  Noninterest income totaled $9.4 million for the first six months of 2017, compared to $7.3 million for the first six months of 2016. The $2.1 million increase consists of a  $0.4 million increase in service charges and fees,  a  $0.1 million increase in gains on sales of mortgage loans, a $0.2 million increase in the gain on sale of investment securities driven by a first quarter of 2017 sale of a private equity investment, and a  $1.4 million increase in other noninterest income, which includes income on bank owned life insurance and customer risk management interest rate swap income.

Noninterest Expense:    Noninterest expense totaled $30.5 million for the first six months of 2017, compared to $31.3 million for the first six months of 2016.  The $0.8 million decrease consists of a  $0.6 million decrease in occupancy, a $0.3 million decrease in FDIC and other insurance, a $0.3 million increase in the credit provision for unfunded loan commitments, and a $0.2 million decrease in general and administrative expense, offset in part by a  $0.6 million increase in salaries and employee benefits.

Income Tax:  Income tax expense totaled $5.9 million for the first six months of 2017, compared to $3.9 million for the first six months of 2016.  The income tax expense fluctuates in relation to pre-tax income levels. The year-to-date effective tax rate was 34.61% as of June 30, 2017, compared to 34.83% as of June 30, 2016.

Conference Call

Southwest will host a conference call to review these results on Wednesday, July 26, 2017 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10109903. Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international). Participants are encouraged to dial into the call approximately 10 minutes prior to the start time. The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb170726. An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10109903. Telephone replay access will be available until August 26, 2017.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”). Bank SNB offers commercial and consumer lending, deposit services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas, and Colorado.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At June 30, 2017,  Southwest had total assets of approximately  $2.6 billion, deposits of $2.0 billion, and shareholders’ equity of $295.5 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers. The strategic focus on healthcare lending was established in 1974. Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of June 30, 2017, approximately

$429.5 million, or 22%, of loans were loans to individuals and businesses in the healthcare industry. Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding our planned merger with Simmons First National Corporation;
•	Assessments of loan quality, probable loan losses or negative provisions, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of June 30, 2017 through the date its financial statements are filed with the Securities and Exchange Commission. The June 30,  2017 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-YTD	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Second Quarter			First Quarter
QUARTERLY HIGHLIGHTS	2017	2016	% Change	2017	% Change
Operations
Net interest income	$21,370	$19,695	9%	$20,163	6%
Provision for loan losses	1,729	10	17,190	1,776	(3)
Noninterest income	4,521	3,871	17	4,880	(7)
Noninterest expense	15,155	15,268	(1)	15,303	(1)
Income before taxes	9,007	8,288	9	7,964	13
Taxes on income	3,189	2,876	11	2,685	19
Net income	5,818	5,412	8	5,279	10
Diluted earnings per share	0.31	0.28	11	0.28	11
Balance Sheet
Total assets	2,572,935	2,402,262	7	2,522,594	2
Loans held for sale	6,036	7,090	(15)	4,980	21
Portfolio loans	1,965,598	1,814,287	8	1,931,463	2
Total deposits	2,013,834	1,902,865	6	1,977,265	2
Total shareholders' equity	295,546	282,360	5	290,914	2
Book value per common share	15.82	15.06	5	15.57	2
Key Ratios
Net interest margin	3.53%	3.48%		3.43%
Efficiency ratio	57.77	65.70		63.30
Total capital to risk-weighted assets	15.48	15.56		15.44
Nonperforming loans to portfolio loans	1.17	1.23		0.86
Shareholders' equity to total assets	11.49	11.75		11.53
Tangible common equity to tangible assets*	10.95	11.16		10.98
Return on average assets (annualized)	0.92	0.91		0.86
Return on average common equity (annualized)	7.93	7.67		7.40
Return on average tangible common equity (annualized)**	8.37	8.13		7.83

	Six Months
YEAR-TO-DATE HIGHLIGHTS	2017	2016	% Change
Operations
Net interest income	$41,533	$39,535	5%
Provision for loan losses	3,505	4,385	(20)
Noninterest income	9,401	7,286	29
Noninterest expense	30,458	31,264	(3)
Income before taxes	16,971	11,172	52
Taxes on income	5,874	3,891	51
Net income	11,097	7,281	52
Diluted earnings per share	0.59	0.38	55
Balance Sheet
Total assets	2,572,935	2,402,262	7
Loans held for sale	6,036	7,090	(15)
Portfolio loans	1,965,598	1,814,287	8
Total deposits	2,013,834	1,902,865	6
Total shareholders' equity	295,546	282,360	5
Book value per common share	15.82	15.06	5
Key Ratios
Net interest margin	3.48%	3.51%
Efficiency ratio	60.47	66.58
Total capital to risk-weighted assets	15.48	15.56
Nonperforming loans to portfolio loans	1.17	1.23
Shareholders' equity to total assets	11.49	11.75
Tangible common equity to tangible assets*	10.95	11.16
Return on average assets (annualized)	0.89	0.62
Return on average common equity (annualized)	7.67	5.07
Return on average tangible common equity (annualized)**	8.10	5.38

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	June 30,	December 31,	June 30,
	2017	2016	2016
Assets
Cash and due from banks	$37,898	$36,831	$35,822
Interest-bearing deposits	41,941	38,819	32,266
Cash and cash equivalents	79,839	75,650	68,088
Securities held to maturity (fair values of $10,632, $10,677 and $12,660, respectively)	10,382	10,443	12,161
Securities available for sale (amortized cost of $424,172, $427,113 and $406,427, respectively)	424,031	426,218	410,135
Loans held for sale	6,036	4,386	7,090
Loans receivable	1,965,598	1,872,746	1,814,287
Less: Allowance for loan losses	(27,318)	(27,546)	(26,876)
Net loans receivable	1,938,280	1,845,200	1,787,411
Accrued interest receivable	6,328	6,194	5,730
Non-hedge derivative asset	2,698	1,235	5,163
Premises and equipment, net	21,901	22,808	22,971
Other real estate	0	350	2,122
Goodwill	13,545	13,545	13,467
Other intangible assets, net	5,727	5,790	5,934
Other assets	64,168	63,573	61,990
Total assets	$2,572,935	$2,475,392	$2,402,262

Liabilities
Deposits:
Noninterest-bearing demand	$557,159	$551,709	$545,421
Interest-bearing demand	176,724	152,656	160,886
Money market accounts	599,122	567,058	547,415
Savings accounts	57,905	56,410	55,209
Time deposits of $100,000 or more	403,918	360,307	323,137
Other time deposits	219,006	257,878	270,797
Total deposits	2,013,834	1,946,018	1,902,865
Accrued interest payable	1,259	1,132	931
Non-hedge derivative liability	2,698	1,235	5,163
Other liabilities	9,500	10,171	10,982
Other borrowings	203,705	183,814	153,568
Subordinated debentures	46,393	46,393	46,393
Total liabilities	2,277,389	2,188,763	2,119,902

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
21,260,352, 21,230,714 and 21,223,613 shares issued, respectively	21,260	21,231	21,224
Additional paid-in capital	123,772	123,112	122,293
Retained earnings	192,961	184,840	177,373
Accumulated other comprehensive (loss) gain	(292)	(907)	1,503
Treasury stock, at cost, 2,574,079, 2,555,987 and 2,472,830 shares, respectively	(42,155)	(41,647)	(40,033)
Total shareholders' equity	295,546	286,629	282,360
Total liabilities and shareholders' equity	$2,572,935	$2,475,392	$2,402,262

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the six months
	June 30,	March 31,	June 30,	ended June 30,
	2017	2017	2016	2017	2016
Interest income
Loans	$22,562	$20,944	$20,031	$43,506	$40,061
Investment securities	2,035	2,052	1,962	4,087	3,927
Other interest-earning assets	111	75	51	186	104
Total interest income	24,708	23,071	22,044	47,779	44,092

Interest expense
Interest-bearing deposits	2,124	1,840	1,428	3,964	2,735
Other borrowings	610	478	342	1,088	651
Subordinated debentures	604	590	579	1,194	1,171
Total interest expense	3,338	2,908	2,349	6,246	4,557

Net interest income	21,370	20,163	19,695	41,533	39,535

Provision for loan losses	1,729	1,776	10	3,505	4,385

Net interest income after provision for loan losses	19,641	18,387	19,685	38,028	35,150

Noninterest income
Service charges and fees	2,800	2,681	2,556	5,481	5,105
Gain on sales of mortgage loans	695	552	722	1,247	1,123
Gain on sale/call of investment securities, net	-	451	165	451	291
Other noninterest income	1,026	1,196	428	2,222	767
Total noninterest income	4,521	4,880	3,871	9,401	7,286

Noninterest expense
Salaries and employee benefits	9,675	9,900	9,587	19,575	18,929
Occupancy	2,318	2,373	2,669	4,691	5,340
Data processing	459	409	430	868	900
FDIC and other insurance	273	273	432	546	800
Other real estate, net	50	3	8	53	21
Provision (credit) for unfunded loan commitments	30	(388)	(263)	(358)	(48)
General and administrative	2,350	2,733	2,405	5,083	5,322
Total noninterest expense	15,155	15,303	15,268	30,458	31,264
Income before taxes	9,007	7,964	8,288	16,971	11,172
Taxes on income	3,189	2,685	2,876	5,874	3,891
Net income	$5,818	$5,279	$5,412	$11,097	$7,281

Pre-tax, pre-provision income*	$10,766	$9,352	$8,035	$20,118	$15,509

Basic earnings per common share	$0.31	$0.28	$0.29	$0.59	$0.38
Diluted earnings per common share	0.31	0.28	0.28	0.59	0.38
Common dividends declared per share	0.08	0.08	0.08	0.16	0.16

*This is a non-GAAP financial measure. Pre-tax, pre-provision income is calculated as follows:
Net income + Taxes on income + Provision (credit) for loan losses + Provision (credit) for unfunded loan commitments

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	June 30, 2017		March 31, 2017		June 30, 2016
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,940,684	4.66%	$1,899,047	4.47%	$1,799,591	4.48%
Investment securities	435,091	1.88	431,542	1.93	428,275	1.84
Other interest-earning assets	54,634	0.81	56,089	0.54	48,569	0.42
Total interest-earning assets	2,430,409	4.08	2,386,678	3.92	2,276,435	3.89
Other assets	101,033		102,331		103,566
Total assets	$2,531,442		$2,489,009		$2,380,001

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$178,206	0.20%	$187,269	0.19%	$165,011	0.16%
Money market accounts	598,346	0.55	573,364	0.33	537,734	0.25
Savings accounts	57,749	0.13	58,021	0.13	54,808	0.13
Time deposits	616,870	0.78	611,170	0.84	589,029	0.69
Total interest-bearing deposits	1,451,171	0.59	1,429,824	0.52	1,346,582	0.43
Other borrowings	180,920	1.35	174,362	1.11	141,623	0.97
Subordinated debentures	46,393	5.21	46,393	5.09	46,393	4.99
Total interest-bearing liabilities	1,678,484	0.80	1,650,579	0.71	1,534,598	0.62

Noninterest-bearing demand deposits	545,896		536,101		547,963
Other liabilities	12,630		13,070		13,598
Shareholders' equity	294,432		289,259		283,842
Total liabilities and shareholders' equity	$2,531,442		$2,489,009		$2,380,001

Net interest income and spread		3.28%		3.21%		3.27%
Net interest margin (1)		3.53%		3.43%		3.48%
Average interest-earning assets
to average interest-bearing liabilities	144.80%		144.60%		148.34%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the six months ended June 30,
	2017		2016
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,919,981	4.57%	$1,794,291	4.49%
Investment securities	433,326	1.90	420,291	1.88
Other interest-earning assets	55,358	0.68	49,800	0.42
Total interest-earning assets	2,408,665	4.00	2,264,382	3.92
Other assets	101,679		105,720
Total assets	$2,510,344		$2,370,102

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$182,712	0.20%	$162,825	0.16%
Money market accounts	585,924	0.44	540,267	0.24
Savings accounts	57,884	0.13	55,321	0.13
Time deposits	614,037	0.81	576,621	0.67
Total interest-bearing deposits	1,440,557	0.55	1,335,034	0.41
Other borrowings	177,659	1.23	129,397	1.01
Subordinated debentures	46,393	5.15	47,469	4.93
Total interest-bearing liabilities	1,664,609	0.76	1,511,900	0.61

Noninterest-bearing demand deposits	541,025		555,493
Other liabilities	12,850		14,184
Shareholders' equity	291,860		288,525
Total liabilities and shareholders' equity	$2,510,344		$2,370,102

Net interest income and spread		3.24%		3.31%
Net interest margin (1)		3.48%		3.51%
Average interest-earning assets
to average interest-bearing liabilities	144.70%		149.77%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

	2017		2016
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$961,085	$925,458	$882,071	$893,807	$862,287	$878,822
One-to-four family residential	241,140	210,495	199,123	193,678	183,693	158,078
Real estate construction:
Commercial	182,620	193,937	199,113	184,211	175,805	156,454
One-to-four family residential	14,523	18,426	20,946	22,460	20,347	24,202
Commercial	554,094	570,001	556,248	566,403	558,472	543,822
Installment and consumer	18,172	18,126	19,631	19,553	20,773	20,506
Total loans, including held for sale	1,971,634	1,936,443	1,877,132	1,880,112	1,821,377	1,781,884
Less allowance for loan losses	(27,318)	(27,543)	(27,546)	(28,452)	(26,876)	(27,168)
Total loans, net	$1,944,316	$1,908,900	$1,849,586	$1,851,660	$1,794,501	$1,754,716
LOANS BY SEGMENT
Oklahoma banking****	$1,193,108	$1,153,417	$1,095,930	$1,117,716	$1,085,986	$1,060,482
Texas banking	636,709	639,945	636,643	605,682	577,333	560,421
Kansas banking	141,817	143,081	144,559	156,714	158,058	160,981
Total loans	$1,971,634	$1,936,443	$1,877,132	$1,880,112	$1,821,377	$1,781,884
NONPERFORMING LOANS BY TYPE
Construction & development	$579	$970	$970	$1,073	$1,436	$1,444
Commercial real estate	6,694	570	6,471	7,620	3,894	3,830
Commercial	12,884	12,183	6,142	12,791	13,800	13,461
One-to-four family residential	2,797	2,838	2,904	2,982	3,120	3,448
Consumer	106	30	123	58	75	84
Total nonperforming loans	$23,060	$16,591	$16,610	$24,524	$22,325	$22,267
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$12,920	$7,479	$12,006	$12,275	$9,268	$7,978
Texas banking	10,035	8,987	4,140	11,805	12,586	13,521
Kansas banking	105	125	464	444	471	768
Total nonperforming loans	$23,060	$16,591	$16,610	$24,524	$22,325	$22,267
OTHER REAL ESTATE BY TYPE
Construction & development	$-	$-	$-	$1,756	$1,962	$2,060
Commercial real estate	-	350	350	350	160	214
Total other real estate	$-	$350	$350	$2,106	$2,122	$2,274
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$-	$-	$-	$-	$220	$274
Texas banking	-	350	350	2,106	1,902	2,000
Total other real estate	$-	$350	$350	$2,106	$2,122	$2,274

****Due to immateriality, Colorado banking is included within Oklahoma banking.
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2017		2016
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$591	$588	$589	$588	$-	$-
Commercial real estate	9,059	12,167	13,831	12,212	33,472	36,216
Commercial	17,852	27,372	27,621	30,555	29,537	29,931
One-to-four family residential	1,194	1,954	1,980	2,119	1,353	2,275
Consumer	-	2	2	2	2	38
Total potential problem loans	$28,696	$42,083	$44,023	$45,476	$64,364	$68,460
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking****	$15,785	$22,001	$20,258	$21,780	$43,895	$46,102
Texas banking	10,762	16,346	19,807	21,029	17,726	18,801
Kansas banking	2,149	3,736	3,958	2,667	2,743	3,557
Total potential problem loans	$28,696	$42,083	$44,023	$45,476	$64,364	$68,460
ALLOWANCE ACTIVITY
Balance, beginning of period	$27,543	$27,546	$28,452	$26,876	$27,168	$26,106
Charge-offs	2,241	2,157	2,108	626	538	3,725
Recoveries	287	378	2,531	489	236	412
Net charge-offs (recoveries)	1,954	1,779	(423)	137	302	3,313
Provision (credit) for loan losses	1,729	1,776	(1,329)	1,713	10	4,375
Balance, end of period	$27,318	$27,543	$27,546	$28,452	$26,876	$27,168
NET CHARGE-OFFS BY TYPE
Construction & development	$(5)	$-	$-	$-	$-	$-
Commercial real estate	(34)	$1,847	$(84)	$108	$(44)	$(187)
Commercial	1,953	(105)	(357)	(64)	82	3,408
One-to-four family residential	(17)	(55)	(16)	44	(12)	41
Consumer	57	92	34	49	276	51
Total net charge-offs (recoveries) by type	$1,954	$1,779	$(423)	$137	$302	$3,313
NET CHARGE-OFFS BY SEGMENT
Oklahoma banking	$1,095	$1,950	$(178)	$34	$127	$458
Texas banking	899	12	(168)	180	211	952
Kansas banking	(40)	(183)	(77)	(77)	(36)	1,903
Total net charge-offs (recoveries) by segment	$1,954	$1,779	$(423)	$137	$302	$3,313

****Due to immateriality, Colorado banking is included within Oklahoma banking.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 7

	2017		2016
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.31	$0.28	$0.33	$0.23	$0.29	$0.10
Diluted earnings per common share	0.31	0.28	0.33	0.23	0.28	0.10
Common dividends declared per share	0.08	0.08	0.08	0.08	0.08	0.08
Book value per common share	15.82	15.57	15.35	15.19	15.06	14.81
Tangible book value per share*	14.98	14.72	14.50	14.33	14.20	13.97
COMMON STOCK
Shares issued	21,260,352	21,275,434	21,230,714	21,223,895	21,223,613	21,225,034
Less treasury shares	2,574,079	2,586,412	2,555,987	2,538,510	2,472,830	1,939,989
Outstanding shares	18,686,273	18,689,022	18,674,727	18,685,385	18,750,783	19,285,045
Diluted outstanding shares	18,492,739	18,532,499	18,551,005	18,545,614	18,677,912	19,267,473
OTHER FINANCIAL DATA
Investment securities	$434,413	$433,053	$436,661	$427,938	$422,296	$423,030
Loans held for sale	6,036	4,980	4,386	7,899	7,010	1,803
Portfolio loans	1,965,598	1,931,463	1,872,746	1,872,213	1,814,367	1,780,081
Total loans	1,971,634	1,936,443	1,877,132	1,880,112	1,821,377	1,781,884
Total assets	2,572,935	2,522,594	2,475,392	2,468,042	2,402,262	2,360,819
Total deposits	2,013,834	1,977,265	1,946,018	1,947,924	1,902,865	1,895,248
Other borrowings	203,705	194,645	183,814	173,971	153,568	117,763
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders' equity	295,546	290,914	286,629	283,820	282,360	285,661
Mortgage servicing portfolio	463,849	458,961	460,646	453,988	443,568	434,340
INTANGIBLE ASSET DATA
Goodwill	$13,545	$13,545	$13,545	$13,545	$13,467	$13,467
Core deposit intangible	2,061	2,177	2,299	2,438	2,584	2,734
Mortgage servicing rights	3,666	3,516	3,491	3,381	3,350	3,411
Total intangible assets	$19,272	$19,238	$19,335	$19,364	$19,401	$19,612
Intangible amortization expense	$197	$229	$275	$344	$350	$341
DEPOSIT COMPOSITION
Non-interest bearing demand	$557,159	$541,021	$551,709	$550,121	$545,421	$552,499
Interest-bearing demand	176,724	177,676	152,656	146,583	160,886	168,210
Money market accounts	599,122	591,368	567,058	576,550	547,415	540,323
Savings accounts	57,905	58,387	56,410	54,849	55,209	56,235
Time deposits of $100,000 or more	403,918	353,244	360,307	347,976	323,137	314,496
Other time deposits	219,006	255,569	257,878	271,845	270,797	263,485
Total deposits**	$2,013,834	$1,977,265	$1,946,018	$1,947,924	$1,902,865	$1,895,248
OFFICES AND EMPLOYEES
FTE Employees	388	380	387	393	410	411
Banking Centers	30	30	30	30	32	32
Loan production offices	1	1	1	1	1	0
Assets per employee	$6,631	$6,638	$6,396	$6,280	$5,859	$5,744
*This is a non-GAAP financial measure.
**Calculation of non-brokered deposits and core funding (non-GAAP financial measures)
Total deposits	$2,013,834	$1,977,265	$1,946,018	$1,947,924	$1,902,865	$1,895,248
Less:
Brokered time deposits	84,229	59,698	64,652	65,398	61,709	55,901
Other brokered deposits	211,866	205,004	206,590	214,175	175,367	140,372
Non-brokered deposits	$1,717,739	$1,712,563	$1,674,776	$1,668,351	$1,665,789	$1,698,975
Plus:
Sweep repurchase agreements	11,705	9,645	45,814	46,971	42,568	42,763
Core funding	$1,729,444	$1,722,208	$1,720,590	$1,715,322	$1,708,357	$1,741,738

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

	2017		2016
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.92%	0.86%	1.00%	0.70%	0.91%	0.32%
Return on average common equity (annualized)	7.93	7.40	8.59	5.97	7.67	2.56
Return on average tangible common equity
(annualized)*	8.37	7.83	9.10	6.33	8.13	2.71
Net interest margin (annualized)	3.53	3.43	3.40	3.42	3.48	3.54
Total dividends declared to net income	25.70	28.33	24.23	35.14	28.35	84.66
Effective tax rate	35.41	33.71	37.38	34.45	34.70	35.19
Efficiency ratio	57.77	63.30	64.34	66.09	65.70	67.48
NONPERFORMING ASSETS
Nonaccrual loans	$22,929	$16,481	$16,267	$24,109	$22,259	$22,161
90 days past due and accruing	131	110	343	415	66	106
Total nonperforming loans	23,060	16,591	16,610	24,524	22,325	22,267
Other real estate	-	350	350	2,106	2,122	2,274
Total nonperforming assets	$23,060	$16,941	$16,960	$26,630	$24,447	$24,541
Potential problem loans	$28,696	$42,083	$44,023	$45,476	$64,364	$68,460
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	1.17%	0.88%	0.91%	1.42%	1.35%	1.38%
Nonperforming loans to portfolio loans	1.17	0.86	0.89	1.31	1.23	1.25
Allowance for loan losses to portfolio loans	1.39	1.43	1.47	1.52	1.48	1.53
Allowance for loan losses to
nonperforming loans	118.46	166.01	165.84	116.02	120.39	122.01
Net loan charge-offs (recoveries) to average portfolio
loans (annualized)	0.40	0.38	(0.09)	0.03	0.07	0.75
CAPITAL RATIOS
Average total shareholders' equity to
average assets	11.63%	11.62%	11.62%	11.75%	11.93%	12.42%
Leverage ratio	12.95	12.98	13.02	13.07	13.18	13.45
Common equity tier 1 capital	12.26	12.20	12.36	11.95	12.22	12.13
Tier 1 capital to risk-weighted assets	14.23	14.19	14.40	13.95	14.28	14.14
Total capital to risk-weighted assets	15.48	15.44	15.66	15.21	15.53	15.39
Tangible common equity to tangible assets**	10.95	10.98	11.01	10.92	11.16	11.49
REGULATORY CAPITAL DATA
Common equity tier 1 capital	$280,927	$276,205	$272,882	$268,045	$266,612	$270,564
Tier I capital	325,927	321,205	317,882	313,045	311,612	315,326
Total capital	354,675	349,615	345,597	341,196	338,968	343,287
Total risk adjusted assets	2,291,118	2,263,998	2,207,508	2,243,895	2,182,051	2,230,326
Average total assets	2,516,167	2,474,481	2,440,918	2,395,991	2,363,834	2,344,259

*This is a non-GAAP financial measure.
**Calculation of tangible common equity to tangible assets (non-GAAP financial measure)
Total shareholders' equity	$295,546	$290,914	$286,629	$283,820	$282,360	$285,661
Less goodwill and core deposit intangible	15,606	15,722	15,844	15,983	16,051	16,201
Tangible common equity	$279,940	$275,192	$270,785	$267,837	$266,309	$269,460
Total assets	$2,572,935	$2,522,594	$2,475,392	$2,468,042	$2,402,262	$2,360,819
Less goodwill and core deposit intangible	15,606	15,722	15,844	15,983	16,051	16,201
Tangible assets	$2,557,329	$2,506,872	$2,459,548	$2,452,059	$2,386,211	$2,344,618
Total shareholders' equity to total assets	11.49%	11.53%	11.58%	11.50%	11.75%	12.10%
Tangible common equity to tangible assets	10.95%	10.98%	11.01%	10.92%	11.16%	11.49%

Balance sheet amounts and ratios are as of period end unless otherwise noted.